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                                                                     Exhibit 5.A

                   [PHILLIPS PETROLEUM COMPANY LETTERHEAD]

                                 April 19, 1996






Phillips Petroleum Company
Phillips Building
Bartlesville, Oklahoma 74004

Dear Sirs:

     I have acted as counsel for Phillips Petroleum Company, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (Registration No. 333-01209), filed by the Company and Phillips 66 Capital I, Phillips 66 Capital II, Phillips 66 Capital III and Phillips 66 Capital IV (each, a "Phillips Capital Trust" and, together, the "Phillips Capital Trusts") with the Securities and Exchange Commission on February 26, 1996 under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 1 thereto, filed with the Commission on April 19, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the proposed offering from time to time of an aggregate of up to $750,000,000 principal amount of Subordinated Debt Securities ("Debt Securities") by the Company and Trust Preferred Securities ("Preferred Securities") by the Phillips Capital Trusts. The Debt Securities may be issued under one or more Indentures (the "Indenture") proposed to be entered into between the Company and The Bank of New York as Trustee. The Securities are proposed to be sold by the Company and the Phillips Capital Trusts, to one or more underwriters (the "Underwriters"), pursuant to one or more Underwriting Agreements between the Company and the Phillips Capital Trusts and the Underwriters (the "Underwriting Agreement"). The Preferred Securities of each Phillips Capital Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Phillips Capital Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of certain Securities to be held by the Institutional Trustee (as defined below) of such Phillips Capital Trust, The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), the Bank of New York, as institutional trustee (the "Institutional Trustee") and T.C. Morris, John A. Carrig and L.L. McCall, as trustees (together, the "Regular Trustees"). The Preferred Securities will be guaranteed by the Company in the manner and to the extent set forth in a Guarantee Agreement (the "Preferred Securities Guarantees"), the form of which is being filed as an exhibit to the Registration Statement.